UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 31, 2011

DIME COMMUNITY BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-27782	11-3297463
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

209 Havemeyer Street, Brooklyn, New York   11211
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code:                                                                                     (718) 782-6200

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03                                Creation of a Direct Financial Obligation

Item 5.02(e)                           Material Events Regarding the Registrant's Employment Agreements with Certain Executive Officers

    On March 31, 2011, Dime Community Bancshares, Inc. (the “Company”) and its wholly owned subsidiary, The Dime Savings Bank of Williamsburgh (the “Bank”), reached an agreement with each of Messrs. Vincent F. Palagiano, Michael P. Devine and Kenneth J. Mahon to amend the separate Employment Agreements in effect with each individual and the Company and each individual and the Bank.   These amendments resulted in the following changes to the material terms of each executive’s Employment Agreement:

•
The lump sum payment of three times base salary, bonus and fringe benefits upon a change in control whether or not employment terminated that was previously included only in the Employment Agreement between each individual and the Company has been eliminated.

•
The lump sum payment due in the event of termination of employment, other than for cause, following a change in control has been increased from two times to three times salary, bonus and fringe benefits in each Employment Agreement.

•
The basis for calculating the bonus component of a termination payment in each of the Employment Agreements has been changed from highest historical bonus to the higher of current target bonus or highest actual bonus in any of the most recent three years.

•
The lump sum non-qualified pension payment payable only in the event of a change in control that was included only in the Employment Agreements between each individual and the Company has been eliminated.

    In addition, effective March 31, 2011, the Company amended the Benefit Maintenance Plan of Dime Community Bancshares, Inc. (the “Benefit Maintenance Plan”) to provide additional non-qualified deferred compensation for each of Messrs. Palagiano, Devine and Mahon.  Under this amendment, Messrs, Palagiano, Devine and Mahon will be credited with an annual deferred compensation credit  of $581,158.23,  $525,817.73 and $293,027.05, respectively, as of December 31, 2011, 2012, 2013, 2014 and 2015 provided that (a) he continues to perform services as an employee, or specified transition services after termination of employment for up to 40 hours weekly and 1,000 hours annually and (b) he refrains from working for a competing institution, soliciting the employees of the Bank or the Company for the benefit of a competing institution and soliciting or otherwise interfering with the Company’s and the Bank’s relationships with their respective customers.  Credits are 100% vested when made.  In the event the executive does not satisfy the obligations described in (a) and (b) above, or the executive’s services are terminated for cause, no subsequent credits are made.  In the event the executive’s services are terminated due to death or disability, all remaining annual credits will be made in a single lump sum in the year of termination.  Such additional deferred compensation credits will be credited with earnings at a rate no higher than a market rate in the manner determined under the Benefit Maintenance Plan.  Balances attributable to these additional credits will be distributed on January 31, 2016 or January 31, of the year following termination of service, whichever is later.  If termination occurs due to the executive’s death or disability, distribution will occur on January 31 of the year following death or disability.

Item 9.01                                Exhibits

Exhibit 99.1                                Amended BMP is attached hereto as Exhibit 99.1.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Form 8-K Report to be signed on its behalf by the undersigned hereunto duly authorized.

DIME COMMUNITY BANCSHARES, INC.

By:	/s/ KENNETH J. MAHON
Kenneth J. Mahon
First Executive Vice President and Chief Financial Officer

Dated:  April 4, 2011